UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 9, 2012

ZOLL MEDICAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Massachusetts	000-20225	04-2711626
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

269 Mill Road, Chelmsford, MA 01824
(Address of Principal Executive Offices) (Zip Code)

(978) 421-9655

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.07.	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting of Shareholders (the “Annual Meeting”) of ZOLL Medical Corporation (the “Company”) held on February 9, 2012, the Company’s shareholders voted on (1) the election of Richard A. Packer and Robert J. Halliday as Class II Directors, nominated by the Board of Directors, to serve until the 2015 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified, (2) a non-binding, advisory resolution on executive compensation and (3) the ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.

The votes cast by the holders of the Company’s common stock on each of the foregoing proposals were as follows:

Proposal 1: Election of the following two Class II Directors, nominated by the Board of Directors, to serve until the 2015 Annual Meeting of Shareholders and until their respective successors are duly elected and qualified.

	For	Withheld	Broker Non-Votes
Richard A. Packer	18,337,725	829,821	1,889,311

Robert J. Halliday	6,055,814	13,111,732	1,889,311

Based on the votes above, Messrs. Packer and Halliday were elected as Class II Directors by the Company’s shareholders.

Proposal 2: Non-binding, advisory resolution on executive compensation.

For	Against	Abstain	Broker Non-Votes
18,224,573	926,460	16,513	1,889,311

Based on the votes above, the proposal to approve a non-binding, advisory resolution on executive compensation was approved by the Company’s shareholders.

Proposal 3: Ratification of the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012.

For	Against	Abstain	Broker Non-Votes
21,032,193	11,655	13,009	0

Based on the votes above, the selection of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2012 was ratified by the Company’s shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZOLL MEDICAL CORPORATION

Date: February 10, 2012	By:	/s/ Aaron M. Grossman
Aaron M. Grossman
Vice President and General Counsel

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